UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 2, 2014

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01. Item 2.03	Entry into a Material Definitive Contract Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 2, 2014, TSS, Inc. (the “Company”) and its subsidiaries Innovative Power Systems, Inc. and VTC, L.L.C. (together with the Company, collectively, the “Borrowers”) entered into an agreement (the “2014 Modification) to modify their revolving credit facility (the “Credit Facility”) with Bridge Bank, National Association (the “Lender”). The Borrowers had originally obtained the Credit Facility from the Lender pursuant to a Business Financing Agreement by and among the Borrowers and the Lender on May 21, 2013 (the “Financing Agreement”), which was amended by a Business Modification Agreement dated April 8, 2014, by and among the Borrowers and the Lender. The 2014 Modification, among other things, extended the maturity date of the Credit Facility to May 21, 2016.

A copy of the 2014 Modification is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached 2014 Modification.

Item 9.01.	Financial Statements and Exhibits.

99.1 Business Financing Modification Agreement, dated July 2, 2014, by and among the TSS, Inc., Innovative Power Systems, Inc., VTC, L.L.C. and Bridge Bank, National Association

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
President and Chief Executive Officer

Date: July 3, 2014